Exhibit 21

Exhibit (21)* to Report

on Form 10-K for Fiscal

Year Ended June 30, 2005

by Parker-Hannifin Corporation

Listed below, are the subsidiaries of the Company and their jurisdictions of organization. Except where otherwise noted, all of such subsidiaries are either directly or indirectly wholly-owned by the Company. Ownership of subsidiaries indirectly owned by the Company is indicated by indentations.

Name	Incorporated	Percentage Owned(1)
265 Warwick LLC	Ohio	100
Acadia International Insurance Limited	Ireland	100
Advanced Products NV	Belgium	100
Advanced Products Seals and Gaskets	United Kingdom	100
Advanced Products S.A.	France	100
Alkid Corporation	California	100
Dynamic Seals, Inc.	Delaware	100
Leader Holdings, Inc.	Delaware	100
Leader Gasket, Inc.	Louisiana	100
Leader Gasket (Cyprus) Limited	Cyprus	100
Leader Gasket of Slovakia, S.R.O.	Slovakia	100
Parker-Hannifin (Africa) Proprietary Limited	South Africa	100
Parker Hannifin Namibia (Pty) Ltd.	Namibia	100
Parker Hannifin Argentina SAIC	Argentina	100
Parker Hannifin Climate & Industrial Controls, Ltd.	Korea	100
Parker Hannifin Connectors Ltd.	Korea	100
Parker Hannifin Corp. Chile Limitada	Chile	100
Parker Hannifin Customer Support Inc.	Delaware	100
Parker Hannifin Danmark A/S	Denmark	100
Parker Hannifin Fluid Power Systems & Components (Shanghai) Co., Ltd.	China	100
Parker Hannifin Holding, S. de R.L. de C.V.	Mexico	100
Parker Hannifin Cartera Industrial, S.L.	Spain	100
Parker Industrial S de RL de CV	Mexico	100
Parker Sistemas de Automatizacion S.A. de C.V.	Mexico	100
Parker Baja Servicios S.A. de C.V.	Mexico	100
Parker Brownsville Servicios S.A. de C.V.	Mexico	100
Parker Hannifin de Mexico S.A. de C.V.	Mexico	100
Parker Servicios de Mexico S.A. de C.V.	Mexico	100
PH Spain LLC	Delaware	100
Parker Hannifin Hong Kong Limited	Hong Kong	100
Denison Hydraulics Limited	Hong Kong	100
Shanghai Denison Hydraulics EnGG. Ltd.	China	85
Shanghai Denison Hydraulics Components Limited	China	100
Parker-Hannifin India Private Ltd.	India	100
Parker-Hannifin International Corp.	Delaware	100
Parker Canada (Limited Partner) Co.	Canada	100
Parker Canada Management Inc.	Canada	100

Name	Incorporated	Percentage Owned(1)
Parker-Hannifin International Corp.
Parker Canada (Limited Partner) Co. (Continued)
Parker Ontario Limited Partnership	Canada	100	(2)
Parker Canada Holding Co.	Canada	100
Parker Hannifin AB	Sweden	100
Parker Canada Investment Co.	Canada	100
Parker Hannifin Canada	Canada	100	(3)
Parker Hannifin (N.Z.) Limited	New Zealand	100
Parker Hannifin A/S	Norway	100
Parker Hannifin (Australia) Pty. Ltd.	Australia	100
Denison Hydraulics Pty. Ltd.	Australia	100
Parker Hannifin B.V.	Netherlands	100
Parker Denison BV	Netherlands	100
Parker Filtration B.V.	Netherlands	100
Parker Filtration and Separation BV	Netherlands	100
Parker Hannifin Finance B.V.	Netherlands	100
Parker-Hannifin N.V. S.A.	Belgium	100
Parker Hose BV	Netherlands	100
Parker Pneumatic BV	Netherlands	100
Parker Polyflex BV	Netherlands	100
Parker Hannifin France Finance SAS	France	100
Parker Hannifin France Holding SAS	France	100
Parker Hannifin France SAS	France	100
Parker Hannifin SNC	France	100
Parker Hannifin Holding GmbH	Germany	100
Bayside Controls GmbH	Germany	100
Parker Hannifin GesmbH	Austria	100
Parker Hannifin Management GmbH	Germany	100
Denison Hydraulik GmbH	Germany	100
Parker Hannifin Verwaltungs GmbH	Germany	100
Parker Hannifin GmbH & Co. KG	Germany	100
Parker Hannifin Industrial s.r.o.	Czech Republic	100
Parker Hannifin Sp. z.o.o.	Poland	100
Parker-Hannifin s.r.o.	Czech Republic	100
Parker Hannifin (Holdings) Ltd.	United Kingdom	79	(4)
Alenco (Holdings) Ltd.	United Kingdom	100
Parker Hannifin GB Ltd.	United Kingdom	100
Parker Hannifin plc	United Kingdom	100
Parker Hannifin (2004) Limited	United Kingdom	100
Denison International Ltd.	United Kingdom	100
Denison Financial Holdings Ltd.	United Kingdom	100
Denison Hydraulics UK Ltd.	United Kingdom	100
Commercial Intertech Holdings Limited	United Kingdom	100
Commercial Hydraulics Pensions Limited	United Kingdom	100

Name	Incorporated	Percentage Owned(1)
Parker-Hannifin International Corp.
Parker Hannifin (Holdings) Ltd. (Continued)
Parker Hannifin (UK) Ltd.	United Kingdom	100
PH Trading Ltd.	United Kingdom	100
Parker Hannifin de Venezuela, S.A.	Venezuela	100
Parker Hannifin Indústria e Comércio Ltda.	Brazil	100
Parker Atenas Indústria e Exportação Ltda.	Brazil	100
Parker Italy Holding LLC	Delaware	100
Parker Italy Holding S.r.l.	Italy	100
Parker Hannifin Oy	Finland	100
Parker Hannifin S.p.A.	Italy	100
Parker Calzoni Srl	Italy	100
Parker Seals S.p.A.	Italy	100
Parker ITR Srl	Italy	100
Parker Italy (PH España Holding) LLC	Delaware	100
Parker Hannifin Industries and Assets Holding SL	Spain	100
Parker Hannifin (Espana) SA	Spain	100
Parker Hannifin Portugal, Lda.	Portugal	100
Denison Hydraulics SL	Spain	100
Parker International Capital Management Hungary Ltd.	Hungary	100
Parker Korea Ltd.	Korea	100
Parker Mobile Control Division Asia Co. Ltd.	Korea	100
Parker Royalty Partnership	Ohio	100	(5)
Parker Sales (Ireland) Limited	Ireland	100
PH Astron Holding LLC	Delaware	100
Parker Hannifin Japan Ltd.	Japan	100
Parker Hannifin (Malaysia) Sdn Bhd	Malaysia	100
Parker Hannifin Motion & Control (Shanghai) Co. Ltd.	China	100
Parker Hannifin LLC	Russia	100
Parker-Hannifin Singapore Pte. Ltd.	Singapore	100
Parker Hannifin Taiwan Ltd.	Taiwan	100
Parker Hannifin (Thailand) Co., Ltd.	Thailand	100
Parker Intangibles LLC	Delaware	100
Parker Lucifer S.A.	Switzerland	100
Parker-Markwel Industries Private Limited	India	100
Parker Shenyang Rubber Products Co. Ltd.	China	51
Parker Tejing Hydraulics (Tianjin) Co., Ltd.	China	70
Winco Enterprises Inc.	California	100

(1)	Excludes directors’ qualifying shares

(2)	Ontario limited partnership
(3)	Ontario general partnership
(4)	Parker Canada Holding Co. owns the remaining 21% interest.
(5)	Ohio general partnership; Parker-Hannifin Corporation owns remaining 10% interest.

All of the foregoing subsidiaries are included in the Company’s consolidated financial statements. In addition to the foregoing, the Company owns eighteen inactive or name holding companies.

*	Numbered in accordance with Item 601 of Regulation S-K.